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                           GRAUBARD MOLLEN & MILLER
                               600 THIRD AVENUE
                           NEW YORK, NEW YORK 10016
                                (212)818-8800



                               January 15, 1999


WinStar Communications, Inc.
230 Park Avenue, Suite 2700
New York, New York 10169

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-3 ("Registration Statement") filed by WinStar Communications, Inc. ("Company") under the Securities Act of 1933, as amended ("Securities Act"), with respect to up to an aggregate of 4,830,000 shares of common stock, par value $.01 per share ("Common Stock") to be offered by the Company in the Company's public offering ("Public Offering").

         We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

         Based upon the foregoing, it is our opinion that the shares of Common Stock to be issued by the Company in its Public Offering, when sold in the manner provided in the Registration Statement, will be legally issued, fully paid and nonassessable.

         In giving this opinion, we have assumed that all certificates for the Company's shares of Common Stock will, prior to their issuance, be duly executed on behalf of the Company by the Company's transfer agent and registered by the Company's registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.


                               Very truly yours,

                               /s/ Graubard Mollen & Miller